UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2023

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2023, Shao Cheng (Will) Wang resigned from the Chief Financial Officer position of Genufood Energy Enzymes Corp. (the “Company”), effective immediately. Shao Cheng (Will) Wang resigned due to his personal reasons and his resignation is not the result of any disagreement with the Company, the Board, or management, or any matter relating to the Company’s operations, policies or practices.

On July 22, 2023, the Company’s board of directors (the “Board”) appointed Kuang Ming (James) Tsai as the Company’s new Chief Financial Officer to fill the vacancy created by the resignation of Shao Cheng (Will) Wang, effective July 22, 2023.

Mr. Tsai has served as our Chief Operating Officer since July 14, 2022, and has served as a director since June 11, 2018. Mr. Tsai served as our President from June 29, 2018, to March 4, 2020, our Chief Executive Officer from June 29, 2018, to March 18, 2020, and our Chief Financial Officer from September 12, 2018, to March 18, 2020. From July 2017 to June 2018, Mr. Tsai served as the President of YAMA KAWA Bilingual Club, part of District 67 Toastmasters International. From 2010 to 2017, Mr. Tsai was retired, during which period he was an investor of securities. From 2006 to 2010, he served as the President of Blanfield Pty Ltd., an import company. Mr. Tsai received a Bachelor of Arts Degree from National Taiwan University in 1973, majoring in Economics.

On July 22, 2023, the Board approved a form of the employment agreement with Kuang Ming (James) Tsai (the “CFO Employment Agreement”), pursuant to which Mr. Tsai will be responsible for duties pertaining to the Chief Financial Officer, including financial reporting and fund raising. The Company and Mr. Tsai hereby agree that the Company will pay Mr. Tsai a special one-time bonus upon successful fund raise of the Company as a result of Mr. Tsai ’s efforts or relationships, payable upon receipt of such investment. The special one-time bonus will be four percent (4%) of the total proceeds for any new funding up to $250,000.00, and five percent (5%) of the total proceeds for any new funding over $250,000.00.

Additionally, as Mr. Tsai is a significant shareholder in the Company, he will forgo any monthly cash compensation, and pursuant to the agreement, the compensation arrangement will be reviewed quarterly, subject to adjustment as needed.

There are no arrangements or understandings between the Company and the newly appointed executive officer or director and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, a form of which is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to a meeting held by the Board of the Company on July 22, 2023, in which a quorum was present, the Board hereby has approved and adopted the amended and restated Bylaws of the Company (the “Amended Bylaws”). The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a form of which is filed herein as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated By-laws of Genufood Energy Enzymes Corp.
10.1	Form of Employment Agreement dated as of July 22, 2023, between Genufood Energy Enzymes Corp. and Kuang Ming (James) Tsai.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: July 27, 2023	By:	/s/ David Tang
David Tang
Chief Executive Officer

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